                            SECURITIES PURCHASE AGREEMENT

                                     dated as of

                                     June 5, 1996

                                     by and among

                         DLJ MERCHANT BANKING PARTNERS, L.P.,
                          DLJ INTERNATIONAL PARTNERS, C.V.,
                             DLJ OFFSHORE PARTNERS, C.V.,
                         DLJ MERCHANT BANKING FUNDING, INC.,


                                         and


                        GUITAR CENTER MANAGEMENT COMPANY, INC.

                                  TABLE OF CONTENTS

                                      ---------

                                                                          Page


                                      ARTICLE 1

                                     DEFINITIONS

SECTION 1.1   Definitions. . . . . . . . . . . . . . . . . . . . . . .      2

                                      ARTICLE 2

                                  PURCHASE AND SALE

SECTION 2.1   Purchase and Sale. . . . . . . . . . . . . . . . . . . .      3
SECTION 2.2   Closing. . . . . . . . . . . . . . . . . . . . . . . . .      3

                                      ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.1   Other Representations. . . . . . . . . . . . . . . . . .      4
SECTION 3.2   Corporate Authorization. . . . . . . . . . . . . . . . .      4
SECTION 3.3   Governmental and Court Authorization . . . . . . . . . .      5
SECTION 3.4   Non-Contravention. . . . . . . . . . . . . . . . . . . .      5
SECTION 3.5   Due Authorization and Validly of Securities. . . . . . .      5
SECTION 3.6   Private Offering . . . . . . . . . . . . . . . . . . . .      6
SECTION 3.7   Governmental Regulations . . . . . . . . . . . . . . . .      6
SECTION 3.8   No Violation of Regulations of Board of Governors of
              Federal Reserve System . . . . . . . . . . . . . . . . .      6
SECTION 3.9   No Listed Securities . . . . . . . . . . . . . . . . . .      6
SECTION 3.10  Brokers. . . . . . . . . . . . . . . . . . . . . . . . .      6
SECTION 3.11  Capitalization . . . . . . . . . . . . . . . . . . . . .      7
SECTION 3.12  ERISA; Plan Assets . . . . . . . . . . . . . . . . . . .      7
SECTION 3.13  Small Business Compliance. . . . . . . . . . . . . . . .      7

                                                                           PAGE

                                      ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF BUYERS

SECTION 4.1   Organization and Existence . . . . . . . . . . . . . . .      8
SECTION 4.2   Authorization. . . . . . . . . . . . . . . . . . . . . .      8
SECTION 4.3   Governmental Authorization . . . . . . . . . . . . . . .      8
SECTION 4.4   Non-Contravention. . . . . . . . . . . . . . . . . . . .      8
SECTION 4.5   Purchase for Investment; Legend. . . . . . . . . . . . .      8
SECTION 4.6   Disclosure of Information. . . . . . . . . . . . . . . .      9


                                      ARTICLE 5

                               COVENANTS OF THE COMPANY

SECTION 5.1   Use of Proceeds. . . . . . . . . . . . . . . . . . . . .     10
SECTION 5.2   Best Efforts . . . . . . . . . . . . . . . . . . . . . .     10
SECTION 5.3   Furnishing of Information; Access. . . . . . . . . . . .     10


                                      ARTICLE 6

                         COVENANTS OF BUYERS AND THE COMPANY

SECTION 6.1   Best Efforts . . . . . . . . . . . . . . . . . . . . . .     11


                                      ARTICLE 7

                                CONDITIONS TO CLOSING

SECTION 7.1   Conditions to Obligations of the Buyers and the
              Company. . . . . . . . . . . . . . . . . . . . . . . . .     12
SECTION 7.2   Conditions to Obligations of Buyers. . . . . . . . . . .     12
SECTION 7.3   Conditions to Obligations of the Company . . . . . . . .     15

                                                                           PAGE
                                      ARTICLE 8

                              SURVIVAL; INDEMNIFICATION

SECTION 8.1   Survival . . . . . . . . . . . . . . . . . . . . . . . .     15
SECTION 8.2   Indemnification. . . . . . . . . . . . . . . . . . . . .     15
SECTION 8.3   Procedures . . . . . . . . . . . . . . . . . . . . . . .     16
SECTION 8.4   Limitations. . . . . . . . . . . . . . . . . . . . . . .     16


                                      ARTICLE 9

                                     TERMINATION

SECTION 9.1   Grounds for Termination. . . . . . . . . . . . . . . . .     17
SECTION 9.2   Effect of Termination. . . . . . . . . . . . . . . . . .     17


                                      ARTICLE 10

                                    MISCELLANEOUS

SECTION 10.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . .     18
SECTION 10.2  Amendments; No Waivers . . . . . . . . . . . . . . . . .     19
SECTION 10.3  Expenses . . . . . . . . . . . . . . . . . . . . . . . .     19
SECTION 10.4  Successors and Assigns . . . . . . . . . . . . . . . . .     19
SECTION 10.5  Governing Law. . . . . . . . . . . . . . . . . . . . . .     19
SECTION 10.6  Counterparts; Effectiveness. . . . . . . . . . . . . . .     19
SECTION 10.7  Entire Agreement . . . . . . . . . . . . . . . . . . . .     20
SECTION 10.8  Submission to Jurisdiction; Waiver of Jury Trial;
              Service of Process . . . . . . . . . . . . . . . . . . .     20
SECTION 10.9  Captions . . . . . . . . . . . . . . . . . . . . . . . .     20



EXHIBIT A     Form of Warrant
EXHIBIT B     Form of Stockholders Agreement
EXHIBIT C     Form of Buyer Registration Agreement
EXHIBIT D     Form of Charter Amendment
EXHIBIT E     Form of Company Counsel Opinion
EXHIBIT F     Form of Senior Preferred Stock Amendment

                            SECURITIES PURCHASE AGREEMENT

          AGREEMENT dated as of June 5, 1996 by and among DLJ MERCHANT BANKING PARTNERS, L.P., a Delaware limited partnership, DLJ INTERNATIONAL PARTNERS, C.V., a Netherlands Antilles limited partnership, DLJ OFFSHORE PARTNERS, C.V., a Netherlands Antilles limited partnership and DLJ MERCHANT BANKING FUNDING, INC., a Delaware corporation (collectively, the "BUYERS"), and GUITAR CENTER MANAGEMENT COMPANY, INC., a California corporation (the "COMPANY").

                                 W I T N E S S E T H:

          WHEREAS, DLJ Merchant Banking, Inc., as Managing General Partner of DLJ Merchant Banking Partners, L.P., and on behalf of the Buyers entered into a letter agreement dated May 2, 1996 with Chase Venture Capital Associates, L.P. ("CHASE") (who subsequently assigned certain of its rights to CB Capital Investors, Inc.), Weston Presidio Capital II, L.P. and Wells Fargo Small Business Investment Company (collectively, the "INVESTORS") to make an investment of $20,000,000 in the Company, consisting of 800,000 shares of 14% Senior Preferred Stock, without par value ("SENIOR PREFERRED STOCK"), and Warrants ("WARRANTS", and together with the Senior Preferred Stock, the "PURCHASED SECURITIES") in the form attached hereto as Exhibit A to purchase 72,947.37 shares of 8% Junior Preferred Stock, without par value ("JUNIOR PREFERRED STOCK"), and 73,684 shares of Common Stock, without par value ("COMMON STOCK"), of the Company;

          WHEREAS, pursuant to an Agreement (in the form executed on May 1, 1996, the "TRANSACTION AGREEMENT") dated May 1, 1996, among the Investors, the Company and each of the stockholders and/or holders of options set forth on the signature pages thereof (collectively, the "STOCKHOLDERS"), the parties thereto have agreed to enter into the following transactions (collectively, the "TRANSACTION"), which will be consummated substantially simultaneously, first,
(i) the Investors will invest in cash, a total of $70,000,000 in the Company, in the form of shares of Common Stock and Junior Preferred Stock; (ii) certain members of the Company's management (the "MANAGEMENT INVESTORS") will acquire shares of Common Stock for $500,000; (iii) GCMC Funding, Inc. ("BRIDGE FINANCE") and an affiliate of Chase will purchase senior unsecured increasing rate notes (the "BRIDGE NOTES") or make loans to the Company in an aggregate principal amount of $100,000,000 pursuant to the Bridge Financing Agreement dated as of the date hereof (as in effect on the date hereof, the "BRIDGE FINANCING AGREEMENT"); and (iv) the Buyers will purchase the Securities pursuant to this Agreement for $20,000,000. Next, the Company will use the proceeds of the foregoing transactions to exchange certain of the outstanding Common Stock and options to purchase Common Stock of the Company held by the Raymond Scherr Living Trust (the "TRUST") and the Management Investors immediately prior to the first step, such exchange being made for a package consisting of shares of Junior Preferred Stock and Common Stock and cash. The value of the package per share of Common Stock will equal the Per Share Value (as defined in the Transaction Agreement) with the shares of Junior Preferred Stock and Common Stock, being the same cost as the cost to the Investors;

          WHEREAS, concurrently with the Closing, the Buyers, the Investors, the Management Investors, the Trust and the Company will enter into the Stockholders Agreement dated as of the date hereof in the form attached hereto as Exhibit B (the "STOCKHOLDERS AGREEMENT");

          WHEREAS, concurrently with the Closing, the Buyers and the Company will enter into the Registration Agreement dated as of the date hereof in the form attached hereto as Exhibit C (the "BUYER REGISTRATION AGREEMENT"); and

          WHEREAS, each of the Buyers desires to purchase the Securities and the Company desires to issue and sell the Securities on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, the parties hereto agree as follows:


                                ARTICLE 1

                               DEFINITIONS

          SECTION 1.1 DEFINITIONS. Capitalized terms used herein and not defined herein have the meaning given them in the Transaction Agreement. The following terms, as used herein, have the following meanings:

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

          "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which the New York Stock Exchange is closed.

          "CHARTER AMENDMENT" means the Amendment and Restatement of the Articles of Incorporation of the Company attached hereto as Exhibit D.

          "CLOSING DATE" means the date of the Closing.

          "DLJMB" means DLJ Merchant Banking, Inc., a Delaware corporation.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other encumbrance in respect of such asset.

          "MATERIAL ADVERSE EFFECT" means (i) with respect to an occurrence, event or circumstance, an occurrence, event or circumstance which has or would reasonably be likely to have a material adverse effect on the Company's business, operations, assets, liabilities, results of operations or financial condition when taken as a whole (other than as a result of changes in laws of general applicability or general economic conditions) or (ii) the Company losing Larry Thomas or Marty Albertson as full-time employees for any reason.

          "OTHER INVESTORS" means the Investors, the Trust and the Management Investors.

          "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.


                                      ARTICLE 2

                                  PURCHASE AND SALE

          SECTION 2.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to Buyers, and Buyers, severally and not jointly, agree to purchase from the Company at the Closing, the number of shares of Senior Preferred Stock and Warrants as set forth opposite their names on Annex A hereto. The aggregate purchase price payable by each Buyer is set forth opposite the name of such Buyer on Annex A. The purchase price shall be paid as provided in Section 2.2(a).

          SECTION 2.2 CLOSING. The closing (the "CLOSING") of the purchase and sale of the Purchased Securities hereunder shall take place at the offices of Buchalter, Nemer, Fields & Younger, a Professional Corporation, 601 South Figueroa Street, Suite 2400, Los Angeles, CA 90017-5704 simultaneously with the closings under the Transaction Agreement, or at such other time or place as Buyers and the Company may agree. All transactions at the Closing shall be deemed to take place simultaneously, except that the Investors shall purchase the securities to be purchased by them pursuant to the Transaction Agreement immediately prior to the Buyers purchasing the Purchased Securities. At the
Closing:

          (a) Each Buyer shall deliver to the Company the amounts set forth opposite its name on Annex A hereto in immediately available funds by wire or intrabank transfer to an account of the Company designated by the Company by notice to each of the Buyers given not later than two Business Days prior to the Closing Date.

          (b) The Company shall deliver to each of the Buyers certificates for the shares of Senior Preferred Stock and Warrants purchased, duly registered in the names of Buyers in such denominations as each of the Buyers may designate to the Company by notice given not less than two Business Days prior to the Closing.

                                      ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to each of the Buyers as of the date hereof and as of the Closing Date:


          SECTION 3.1 OTHER REPRESENTATIONS. The representations and warranties set forth in Article IV, Article V and Article VII of the Transaction Agreement, Exhibits A-1 and A-2 to the Transaction Agreement and any certificate or other writing delivered pursuant to the Transaction Agreement are true and correct and are hereby incorporated by reference and form a part hereof as if set forth herein and are made hereby for the benefit of each of the Buyers.

          SECTION 3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement, the Stockholders Agreement, the Warrants and the Buyer Registration Agreement and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes, and when executed, each of the Stockholders Agreement, the Warrants and Buyer Registration Agreement will constitute, a valid and binding agreement of the Company (except as to rights of indemnity or contribution contained in the Buyer Registration Agreement which may be limited by applicable law), subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors rights and remedies generally and to general principles of equity (whether considered in a proceeding at law or in equity).

          SECTION 3.3 GOVERNMENTAL AND COURT AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement, the Stockholders Agreement, the Warrants and the Buyer Registration Agreement require no consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or other authority that has not been obtained or made or will not have been obtained or made prior to the Closing Date
                                          4

(other than filings under federal securities or state securities or blue sky laws in connection with the Buyer Registration Agreement and filings under the HSR Act in connection with the exercise of the Warrants), except such actions or filings that, if not obtained, would not in the aggregate impose materially adverse conditions upon the Transaction, this Agreement, the Stockholders Agreement, the Buyer Registration Agreement or the Purchased Securities.

          SECTION 3.4 NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement, the Stockholders Agreement, the Warrants and the Buyer Registration Agreement, do not and will not (i) contravene or conflict with the articles of incorporation or bylaws of the Company or any Subsidiary, (ii) contravene or conflict with or constitute a violation of any provision of any federal or state law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary, (iii) require any consent, approval or other action by any Person or constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under any provision of any agreement, contract, indenture, lease or other instrument binding upon the Company or any Subsidiary or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary, or (iv) result in the creation or imposition of any Lien on the Purchased Securities, which in any such case referred to in clauses (ii) - (iv) has or could reasonably be expected to have a Material Adverse Effect (or a material adverse effect on the transactions contemplated hereby or on the rights and obligations of the Buyers under this Agreement, the Stockholders Agreement, the Warrants and the Buyer Registration Agreement).

          SECTION 3.5 DUE AUTHORIZATION AND VALIDITY OF SECURITIES. The shares of Senior Preferred Stock to be issued and sold by the Company hereunder have been duly authorized and, when delivered against payment therefor as contemplated hereby, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The issuance and sale of the Warrants have been duly authorized by the Company and all necessary corporate action on the part of the Company for the issuance thereof has been taken, and the Warrants, when delivered to and paid for by the Buyers in accordance with this Agreement will be valid and binding obligations of the Company, subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors rights and remedies generally and to general principles of equity (whether considered in a proceeding at law or in equity). The shares of Common Stock and Junior Preferred Stock to be issued and sold by the Company upon exercise of the Warrants have been duly authorized and reserved for issuance and, when delivered against payment therefor as contemplated by the terms of the Warrants, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

          SECTION 3.6 PRIVATE OFFERING. The sale of the Purchased Securities hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. The foregoing representation is made in reliance upon and subject to the accuracy of the representations contained in
Section 4.5. No securities of the same classes as the Purchased Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof. Each Purchased Security shall bear the legend set forth in Section 4.5(c) below relating to restrictions on transferability and sale.

          SECTION 3.7 GOVERNMENTAL REGULATIONS. None of the Company nor any of its Subsidiaries is, or will be upon issuance and sale of the Purchased Securities and the use of the proceeds as described in the recitals hereto, subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

          SECTION 3.8 NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS OF FEDERAL RESERVE SYSTEM. Neither the Company nor any agent thereof acting on the behalf of the Company has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Purchased Securities or the application of proceeds thereof to violate Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

          SECTION 3.9 NO LISTED SECURITIES. There are no securities of the Company or any Subsidiary that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          SECTION 3.10 BROKERS. Other than as set forth in Section 4.15 of the Transaction Agreement, (a) the Company has dealt with no broker, finder, commission agent or other Person (except Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), Bridge Finance and Chase and their respective affiliates) in connection with the sale of the Purchased Securities and the transactions contemplated by this Agreement and (b) the Company is under no obligation to pay any broker's fee or commission in connection with such transactions (other than to DLJSC, Bridge Finance or Chase or their respective affiliates, in each case, to the extent set forth on the funds flow memorandum ("FUNDS FLOW MEMORANDUM") delivered to the Buyer; prior to the date hereof)).

          SECTION 3.11 CAPITALIZATION. Assuming the issuance and sale to the Buyers of the Purchased Securities and the consummation of the other parts of the Transaction as described in the recitals hereto, as of the Closing Date, (i) the authorized capitalization of the Company will consist of 10,000,000 shares of preferred stock (of which 4,250,000 are designated Senior Preferred Stock and 1,500,000 are designated Junior Preferred Stock) and 10,000,000 shares of Common

Stock, of which 800,000 shares of Senior Preferred Stock, 1,386,000 shares of Junior Preferred Stock and 1,400,000 shares of Common Stock will be issued and outstanding, (ii) there will be Warrants issued and outstanding initially exercisable for 73,684 shares of Common Stock and 72,947.37 shares of Junior Preferred Stock, (iii) there will be Warrants to purchase Common Stock (the "BRIDGE LOAN WARRANTS") issued and held in escrow in accordance with the terms of the Bridge Financing Agreement, (iv) there will be 72,947.37 shares of Junior Preferred Stock and 73,684 shares of Common Stock reserved for issuance upon exercise of the Warrants, (v) there will be 433,437 shares of Common Stock reserved for issuance upon exercise of the Bridge Loan Warrants, (vi) there will be outstanding 86,688 options to purchase Common Stock issued pursuant to the terms of the Ancillary Documents, (vii) there will be 86,688 shares of Common Stock reserved for issuance upon exercise of such options and (viii) there will be 173,374 shares of Common Stock reserved for issuance pursuant to the Company's 1996 Performance Stock Option Plan.

          SECTION 3.12 ERISA; PLAN ASSETS. The execution and delivery of this Agreement, the Stockholders Agreement, the Warrants and the Buyer Registration Agreement and the sale of the Purchased Securities to be purchased by each Buyer hereunder will not constitute or involve any "prohibited transaction" within the meaning of ERISA or Section 4975 of the Code. The foregoing representation is made in reliance upon and representations contained in Section 4.4(ii).

          SECTION 3.13 SMALL BUSINESS COMPLIANCE. The execution and delivery of this Agreement, the Stockholders Agreement, the Warrants, the Buyer Registration Agreement and the Transaction Agreement and consummation of the transactions contemplated by such agreements does not and will not cause a Regulatory Problem (as defined in Exhibit A-1 or A-2 to the Transaction Agreement).


                                      ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF BUYERS

          Each Buyer, severally and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date that:

          SECTION 4.1 ORGANIZATION AND EXISTENCE. Such Buyer is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary powers, (corporate or otherwise) and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.2 AUTHORIZATION. The execution, delivery and performance by such Buyer of this Agreement, the Stockholders Agreement and the

Buyer Registration Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby are within the powers (corporate or otherwise) of such Buyer and have been duly authorized by all necessary action on the part of such Buyer. This Agreement constitutes, and the Stockholders Agreement and the Buyer Registration Agreement when executed will constitute, a valid and binding agreement of such Buyer (except as to rights of indemnity and contribution contained in the Buyer Registration Agreement which may be limited by applicable law).

          SECTION 4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such Buyer of this Agreement, the Stockholders Agreement and the Buyer Registration Agreement require no consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official or authority on the part of such Buyer other than such actions or filings which have been taken or made or will have been taken or made prior to the Closing Date (other than filings under federal securities or state securities or blue sky laws in connection with the Buyer Registration Agreement and filings under the HSR Act required in connection with the exercise of the Warrants).

          SECTION 4.4 NON-CONTRAVENTION. The execution, delivery and performance by such Buyer of this Agreement, the Stockholders Agreement and the Buyer Registration Agreement do not and will not (i) contravene or conflict with the organizational documents of such Buyer or (ii) contravene or conflict with or constitute a violation of any provision of any federal or state law, regulation, judgment, injunction, order or decree binding upon or applicable to such Buyer.

          SECTION 4.5 PURCHASE FOR INVESTMENT; LEGEND. (a) The Securities to be acquired by such Buyer pursuant to this Agreement are being acquired for investment, and not with a view to the public distribution of such Securities in violation of the Securities Act. Notwithstanding the foregoing, such Buyer shall have, subject to applicable restrictions contained in other agreements entered into on the date hereof, the right at all times to sell or otherwise dispose of all or any part of the Securities pursuant to a registration, or exemption therefrom, under the Securities Act. Such Buyer is an "accredited investor" as defined in Rule 501 under the Securities Act.

          (b) Such Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Securities and such Buyer is capable of bearing the economic risks of such investment.

          (c) The certificates for the Warrants shall bear the legends required by the Stockholders Agreement to the extent required thereby. In addition to any other legend that may be required, each certificate for the Senior Preferred Stock shall bear a legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF JUNE 5, 1996. COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE ISSUER OR ANY SUCCESSOR THERETO."

          If any shares of Senior Preferred Stock shall cease to be Registrable Securities (as defined in the Buyer Registration Agreement), the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Securities without the legend.

          (d) OPINION OF COUNSEL. Unless this requirement is waived by the Company, the Buyers may not transfer any shares of Senior Preferred Stock that are represented by a certificate or certificates bearing the legend above (except to the Company, a member of their Group (as defined in the Stockholders Agreement) or pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that registration under the Securities Act and applicable state securities laws is not required in connection with such transfer.

          SECTION 4.6 DISCLOSURE OF INFORMATION. Such Buyer has requested all the information it considers necessary or appropriate for deciding whether to acquire the Purchased Securities and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Purchased Securities and the business, properties, prospects, assets, liabilities and financial condition of the Company that such Buyer reasonably considers important in making the decision to acquire the Purchased Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement.


                                      ARTICLE 5

                               COVENANTS OF THE COMPANY

          SECTION 5.1 USE OF PROCEEDS. The proceeds from the issuance and sale of the Securities by the Company pursuant to this Agreement will be used solely to consummate the Transaction.

          SECTION 5.2 BEST EFFORTS. The Company will use its best efforts to complete the Transaction on the terms set forth in the Transaction Agreement.

Without limiting the foregoing, the Company will execute and, when applicable file with appropriate government officials, the Ancillary Documents.

          SECTION 5.3 FURNISHING OF INFORMATION; ACCESS. (a) As long as any Buyer (or Affiliate of any Buyer) owns any shares of Senior Preferred Stock, the Company will furnish to such Buyer (x) as soon as available and in any event within 45 days after the end of each month, a consolidated balance sheet of the Company and its consolidated subsidiaries as of the end of such month and the related consolidated statements of income and cash flows for such month, setting forth, in each case, in comparative form, the figures for the corresponding month in the previous fiscal year and the previous month, certified as to accuracy, presentation and conformity with GAAP by the Company's chief financial officer and (y) any documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act and all annual, quarterly or other reports furnished to the Company's public securityholders; PROVIDED that if the Company is not subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company will furnish to such Buyer:

               (i) As soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of nationally recognized standing.

               (ii) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows and stockholders' equity (deficit) for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to footnote presentation and normal year-end audit adjustments) as to fairness of presentation, in accordance with generally accepted accounting principles and consistency by the principal financial and accounting officers of the Company.

          (b) As long as a majority of the shares of Senior Preferred Stock outstanding at the time of the Closing are owned by the Buyers, the Company will provide DLJMB with reasonable access to the Company's management to review the Company's operations; PROVIDED that DLJMB enters into a confidentiality agreement in form and substance reasonably satisfactory to the Company.

               (c) As long as all of the shares of Senior Preferred Stock are held by the Buyers or any of their Affiliates the provisions of this
     Section 5.3 shall supersede Section 9 of the Certificate of Determination of Preferences of the Senior Preferred Stock (the "CERTIFICATE OF DETERMINATION").


                                      ARTICLE 6

                         COVENANTS OF BUYERS AND THE COMPANY

          SECTION 6.1 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the Company and each of the Buyers will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company and each Buyer agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated hereby and thereby.

          SECTION 6.2 TRANSFER OF SENIOR PREFERRED STOCK. The Buyers will not transfer the shares of Senior Preferred Stock without the consent of Bridge Finance if the transfer would cause an Event of Default (as defined in Section
7.1 of the Bridge Financing Agreement).

          SECTION 6.3 SENIOR PREFERRED STOCK AMENDMENT. As soon as practicable after the Closing, the Company and the holders of the shares of Senior Preferred Stock shall (a) negotiate the terms of an amendment to the Certificate of Determination providing for the exchange, at the option of the Company, of the shares of Senior Preferred Stock for 14% Junior Subordinated Exchange Debentures due 2008 of the Company ("the EXCHANGE DEBENTURES") substantially in the form attached hereto as Exhibit F (the "AMENDMENT") and take all reasonable action to effect such an Amendment and (b) negotiate the terms of an indenture (the "INDENTURE") governing the Exchange Debentures to be issued pursuant to the Indenture, which terms shall be satisfactory to the holders of the Senior Preferred Stock and the lenders under the Credit Agreement (as defined in Certificate of Determination) in form and substance in all respects and, prior to issuing the Exchange Debentures, the Company shall appoint a trustee to serve in the capacity contemplated by the Indenture.

          All references in the Transaction Documents (as defined in the Certificate of Determination) to the Exchange Debentures and the exchange feature of the Senior Preferred Stock shall be deemed to refer to the terms of the Amendment once in effect.

                                      ARTICLE 7

                                CONDITIONS TO CLOSING

          SECTION 7.1 CONDITIONS TO OBLIGATIONS OF THE BUYERS AND THE COMPANY. The obligations of the Buyers and the Company to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the transactions contemplated by the Transaction Agreement, this Agreement, the Stockholders Agreement and the Ancillary Documents, shall have been taken, made or obtained; and

          (b) No action, suit, litigation, investigation or other proceeding shall have been instituted by any Governmental Authority (as defined in the Transaction Agreement) or any other Person for the purpose of preventing, or that questions the validity or legality of, the transactions contemplated by this Agreement, the Stockholders Agreement, the Warrants or the Buyer Registration Agreement. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement, the Stockholders Agreement, the Warrants or the Buyer Registration Agreement shall be in effect. No action shall have been taken, and no rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement, the Stockholders Agreement, the Warrants or the Buyer Registration Agreement by any Governmental Authority that would make the consummation of the transactions contemplated by this Agreement, the Stockholders Agreement, the Warrants or the Buyer Registration Agreement illegal or substantially delay the consummation of any material aspect of the transactions contemplated by this Agreement, the Stockholders Agreement, the Warrants or the Buyer Registration Agreement.

          SECTION 7.2 CONDITIONS TO OBLIGATIONS OF BUYERS. The obligation of the Buyers to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) The Transaction shall have been consummated as contemplated by the Transaction Agreement (including any sales of securities to the Other Investors pursuant to the Transaction Agreement and the purchase of the Bridge Notes pursuant to the Bridge Financing Agreement), with only such changes and waivers as to which the Buyers shall have consented in writing, and the Transaction Agreement and all other documentation (including the Charter Amendment, the Ancillary Documents and the Bridge Financing Agreement) shall be reasonably satisfactory in form and substance to Buyers, and in compliance in all material respects with all applicable laws and regulations, without any amendment, modification or waiver of any of the terms or conditions thereof without the prior written consent of Buyers;

          (b) (i) The Investors shall have purchased for cash Common Stock, Junior Preferred Stock or other equity securities of the Company reasonably satisfactory to Buyers for not less than $70,000,000, (ii) Bridge Finance and an affiliate of Chase shall have purchased Bridge Notes or made loans to the Company aggregating not less than $100,000,000 in cash, (iii) upon consummation of the Transaction, the Trust will hold Common Stock, Junior Preferred Stock or other equity securities of the Company reasonably acceptable to the Buyers valued at not less than $20,000,000, (iv) the Management Investors shall have exchanged unexercised options with respect to Common Stock of the Company for Junior Preferred Stock or other equity securities of the Company reasonably satisfactory to the Buyers valued at not less than $49,500,000, (v) the Management Investors shall have purchased $500,000 of Common Stock for cash and
(vi) the terms of the Junior Preferred Stock shall be satisfactory to the Buyers in all respects;

          (c) The Company shall have entered into a credit agreement for (i) the Working Capital Facility described in that certain letter from an affiliate of Bridge Finance to the Investors dated May 2, 1996 or (ii) a five-year revolving credit facility of not less than $20,000,000 provided by Wells Fargo Bank or another bank or other financial institution reasonably acceptable to the Buyers (the "REVOLVING CREDIT FACILITY") the security, covenants and other terms and conditions of which shall be reasonably satisfactory in all respects to the Buyers, and the Company shall have no indebtedness for borrowed money immediately after the Closing other than the Bridge Notes and amounts outstanding under the Revolving Credit Facility to the extent set forth on the Funds Flow Memorandum;

          (d) Receipt by the Buyers of (i) consolidated financial statements of the Company including balance sheets and income and cash flow statements as of the end of and for each of the last three fiscal years (which shall not differ materially from the information supplied prior to May 2, 1996), audited by independent public accountants of recognized national standing and prepared in conformity with generally accepted accounting principles, together with the report thereon; (ii) unaudited selected financial information of the Company meeting the requirements of Item 301(a) of Regulation S-K for the two fiscal years immediately preceding the last three fiscal years; and (iii) unaudited interim financial statements of the Company, prepared in each case in the same manner as the historical audited statements for the most recently ended quarterly period and for the same quarterly period during the most recently ended fiscal year;

          (e) The corporate, capital and ownership structure (including articles of incorporation and by-laws) and shareholders agreements of the Company after the Transaction shall be reasonably satisfactory to the Buyers in all respects;

          (f) Receipt by the Buyers of a consolidating pro forma balance sheet of the Company as of April 30, 1996, giving effect to the Transaction and the transactions contemplated by the Transaction Agreement as if they had occurred as of such date prepared by independent public accountants of recognized national standing;

          (g) Receipt by the Buyers of an opinion of Buchalter, Nemer, Fields & Younger, counsel to the Company, substantially in the form of Exhibit E, and such corporate resolutions, certificates and other documents as Buyers shall reasonably request;

          (h) (i) The representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto shall be true and correct in all material respects at and as of the Closing Date, after giving effect, as appropriate, to the Transaction and the transactions contemplated by the Transaction Agreement, this Agreement, the Stockholders Agreement and by any of the Ancillary Documents, as if made at and as of such date, (ii) the Company shall have performed and complied with its covenants and agreements contained in the Transaction Agreement, this Agreement, the Stockholders Agreement and the Ancillary Documents or contemplated hereby or thereby to be performed or complied with on or before the Closing Date and (iii) the Company shall have delivered a certificate signed by its chief executive officer to the effect that (x) the conditions set forth in (i) and (ii) above and (y) the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(j) have been satisfied (except insofar as the satisfaction of such conditions requires a determination as to whether or not the Buyers are satisfied with respect thereto);

          (i) There shall be no action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Transaction or the purchase of the Securities, or that could have a material adverse effect on DLJMB, or the purchase of the Securities; and

          (j) Each of the Buyers, the Company and the Other Investors shall have entered into the Stockholders Agreement, each of the Buyers and the Investors shall have entered into the indemnity side letter, each of the Buyers and the Company shall have entered into the Buyer Registration Agreement, each of the Company, Bridge Finance and an affiliate of Chase shall have entered into the Bridge Financing Agreement and, where applicable, each of the parties to the Ancillary Documents shall have entered into the same, and in each case, such agreements or documents shall be in full force and effect.

          SECTION 7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Closing is subject to the satisfaction of the following further condition:

          (a) (i) The representations and warranties of each of the Buyers contained in this Agreement and in any certificate delivered by such Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date after giving effect, as appropriate, to the Transaction and the transactions contemplated by the Transaction Agreement, this Agreement, the Stockholders Agreement and by any of the Ancillary Documents, as if made at and as of such date and (ii) each Buyer shall have performed and complied with its covenants and agreements contained in this Agreement and the Stockholders Agreement or contemplated hereby or thereby to be performed or complied with on or before the Closing Date.


                                      ARTICLE 8

                              SURVIVAL; INDEMNIFICATION

          SECTION 8.1 SURVIVAL. The representations and warranties contained in this Agreement and the Stockholders Agreement or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive the Closing, any investigation by the Buyers and the issuance of the Securities and shall expire on the third anniversary of the Closing, except for representations and warranties referred to in Section 3.1 which shall survive for the periods as set forth in the Transaction Agreement.

          SECTION 8.2 INDEMNIFICATION. (a) The Company hereby indemnifies each Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by such Buyer or its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company pursuant to this Agreement, the Stockholders Agreement, the Warrants, the terms of the Senior Preferred Stock or any Ancillary Document. The obligations of the Company under this Section 8.2(a) shall survive any transfer of the Securities or exercise of the Warrants by any of the Buyers. The parties acknowledge that in certain events a representation, warranty or covenant of the Company, a Stockholder (as defined in the Transaction Agreement) or a Buyer (as defined in the Transaction Agreement) set forth in the Transaction Agreement may be breached that may not entail actual "Damages" (as defined above) suffered by the Company. Accordingly, for purposes of the indemnification obligations of the Company under this Article 8 with respect to such representations, warranties or covenants. "Damages" suffered, sustained or incurred by the Company may be (and for purposes of calculating the Dollar Limit, shall be) deemed to include the amount that could be recovered by a hypothetical purchaser of all of the outstanding capital stock of the Company that had purchased such stock in reliance on such representations, warranties and covenants (which Damages would include a diminution in value of the Company from that which it otherwise would be if no such breach of a representation, warranty or covenant had occurred.)

          (b) Each Buyer, severally and not jointly, hereby indemnifies the Company and its Affiliates against and agrees to hold them harmless from any and all Damages incurred or suffered by the Company or its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Buyer pursuant to this Agreement or the Stockholders Agreement.

          SECTION 8.3    PROCEDURES. The party seeking indemnification under
Section 8.2, (the "INDEMNIFIED PARTY") shall promptly notify the party against whom indemnity is sought (the "INDEMNIFYING PARTY") in writing of the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Section. The Indemnifying Party may, at its option, and shall, at the request of the Indemnified Party, assume the defense of any such suit, action or proceeding. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses or (b) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent (which shall not be unreasonably withheld), or if there be a final judgment against the Indemnified Party in any such action or proceeding, the Indemnifying Party agrees to indemnify and hold harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

          SECTION 8.4 LIMITATIONS. The Buyers will not be entitled to assert rights to indemnification pursuant to Section 8.2(a) for representations and warranties contained in Sections 4.5 through 4.14, 4.16, 4.17, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25 or 4.26 of the Transaction Agreement until the amount of potential Damages to the Company and/or the Buyer for all potential claims exceeds $2.5 million in the aggregate (the "DOLLAR LIMIT"). The foregoing sentence does not limit the amount recoverable by Buyers pursuant to Section 8.2(a) in the event the aforesaid dollar limit is exceeded. In no event will the Company be required pursuant to Section 8.2(a) to pay an amount that would cause the aggregate amount of all such payments to be in excess of the aggregate Liquidation Value (as defined in the Certificate of Determination of Preferences of Senior Preferred Stock) of the Senior Preferred Stock at the time the payment is made, plus defense costs.

                                      ARTICLE 9

                                     TERMINATION

          SECTION 9.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a)  by mutual written agreement of the Company and the Buyers;

          (b) by either the Company or the Buyers if the Closing shall not have been consummated on or before June 30, 1996; or

          (c) by either the Company or the Buyers if consummation of the transactions contemplated hereby would violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

          The party desiring to terminate this Agreement shall give notice of such termination to the other party.

          SECTION 9.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 9.1, termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; PROVIDED that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of the other parties, failure to perform a covenant of this Agreement or breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of Article 8 and
Section 10.3 shall survive any termination hereof pursuant to Section 9.1.


                                      ARTICLE 10

                                    MISCELLANEOUS

          SECTION 10.1 NOTICES. All notices, requests, offers, acceptances, consents, and other communications to be given pursuant hereto shall be in writing and be effective upon receipt and may be given by overnight courier, by hand delivery or facsimile transmission and shall be given at the addresses or facsimile numbers set forth on the signature pages hereof, with copies provided as follows:

          if notice is given to the Company, a copy to:

                    Buchalter, Nemer, Fields & Younger
                    a Professional Corporation
                    601 S. Figueroa Street, Suite 2400
                    Los Angeles, CA 90017
                    Attn: Mark A. Bonenfant

                    Chase Capital Partners
                    840 Apollo Street, Suite 223
                    El Segundo, CA 90245
                    Attn: David L. Ferguson, C.A.

                    O'Sullivan, Graev & Karabell, LLP
                    30 Rockefeller Plaza, 41st Floor
                    New York, NY 10112
                    Attn: Harvey M. Eisenberg

                    Sidley & Austin
                    555 West 5th Street
                    Los Angeles, CA 90013
                    Attn: Moshe Kupietzky
                    Fax (213) 896-6600

          if notice is given to any of the Buyers or DLJMB, a copy to:

                    Davis Polk & Wardwell
                    450 Lexington Avenue
                    New York, New York 10017
                    Attn: George R. Bason, Jr.

or to such other address or Person as such party may designate by written notice hereunder and, in the case of any other person becoming a party hereto or bound hereby, such address as such person shall specify.

          SECTION 10.2 AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Buyers and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.3 EXPENSES. All reasonable costs and expenses incurred by each Buyer, including reasonable expenses of Buyers' counsel, in connection with this Agreement, the Registration Agreement, the Stockholders Agreement and the other documents related thereto and the Transaction shall be paid by the Company at the Closing or, if the Closing does not occur, upon termination of this Agreement unless (i) the Investors do not purchase securities of the Company as contemplated in the recitals hereto, (ii) the Buyers shall have failed to pursue the transactions contemplated by this Agreement in good faith or (iii) this Agreement is terminated prior to the Closing, as a result of the Buyers' breach of this Agreement. The Company shall pay its own expenses incurred in connection with this Agreement, the Registration Agreement, the Stockholders Agreement and the other documents related thereto and the Transaction.

          SECTION 10.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that any Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Securities, but no such transfer or assignment will relieve such Buyer of its obligations hereunder.

          SECTION 10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 10.6 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

          SECTION 10.7 ENTIRE AGREEMENT. This Agreement, the Warrants, the Certificate of Determination of Preferences of Senior Preferred Stock, the Stockholders Agreement, the Buyer Registration Agreement and the Transaction Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement and the aforementioned agreements.

          SECTION 10.8 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; SERVICE OF PROCESS. ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT AGAINST ANY OF THE PARTIES IN THE COURTS OF THE STATE OF NEW YORK IN NEW YORK CITY, OR, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF THE PARTIES HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE STATE OF NEW YORK. WITHOUT LIMITING THE FOREGOING, EACH PARTY AGREES THAT SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 10.1 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.

          SECTION 10.9 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

                             GUITAR CENTER MANAGEMENT
                               COMPANY, INC.




                             By:  /s/Larry E. Thomas
                                  ----------------------------------------
                                  Name:  LAWRENCE E. THOMAS
                                  Title: PRESIDENT

                                  5155 Clareton Drive
                                  Agoura Hills, CA 91362
                                  Attn: President
                                  Fax: (818) 735-4923


                             DLJ MERCHANT BANKING PARTNERS, L.P.

                             By   DLJ MERCHANT BANKING, INC.
                                  Managing General Partner

                             By:
                                  ----------------------------------------
                                  Name:
                                  Title:

                                  DLJ Merchant Banking, Inc.
                                  2121 Avenue of the Stars
                                  Suite 3000
                                  Los Angeles, CA 90067
                                  Attention: David Wilson
                                  Fax: (310) 282-6178

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

                                  GUITAR CENTER MANAGEMENT
                                    COMPANY, INC.

                                  By:
                                     -------------------------------
                                     Name:
                                     Title:

                                     5155 Clareton Drive
                                     Agoura Hills, CA 91362
                                     Attn: President
                                     Fax: (818) 735-4923

                                  DLJ MERCHANT BANKING PARTNERS, L.P.

                                  By DLJ MERCHANT BANKING, INC.
                                     Managing General Parmer

                                  By: /s/David B. Wilson
                                     -----------------------------------------
                                     Name:  David B. Wilson
                                     Title:  Senior Vice President

                                     DLJ Merchant Banking, Inc.
                                     2121 Avenue of the Stars
                                     Suite 3000
                                     Los Angeles, CA 90067
                                     Attention: David Wilson
                                     Fax: (310) 282-6178

                                  DLJ INTERNATIONAL PARTNERS, C.V.

                                  By   DLJ MERCHANT BANKING, INC.
                                       Advisory General Partner


                                  By:  /s/David B. Wilson
                                       -------------------------------
                                       Name:   David B. Wilson
                                       Title:  Senior Vice President

                                       c/o DLJ Offshore Management N.V.
                                       John B. Gorsiraweg 6
                                       Willemstad, Curacao
                                       Netherlands Antilles
                                       Attn:     Germaine Sprock
                                                 MeesPierson Trust
                                                 (Curacao) N.V.
                                       Fax:      011-559-9-614129

                                  DLJ OFFSHORE PARTNERS, C.V.

                                  By   DLJ MERCHANT BANKING, INC.
                                       Advisory General Partner

                                  By:  /s/David B. Wilson
                                       -------------------------------
                                       Name:  David B. Wilson
                                       Title:  Senior Vice President

                                       c/o DLJ Offshore Management N.V.
                                       John B. Gorsiraweg 6
                                       Willemstad, Curacao
                                       Netherlands Antilles
                                       Attn:     Germaine Sprock
                                                 MeesPierson Trust
                                                 (Curacao) N.V.
                                       Fax:      011-559-9-614129

                                  DLJ MERCHANT BANKING FUNDING, INC.


                                  By:  /s/David B. Wilson
                                       --------------------------------
                                       Name:  David B. Wilson
                                       Title:  Senior Vice President

                                       DLJ Merchant Banking, Inc.
                                       2121 Avenue of the Stars
                                       Suite 3000
                                       Los Angeles, CA 90067
                                       Attention:  David Wilson
                                       Fax:  (310) 282-6178